Exhibit 99.1

Mobiquity Technologies And Relevant Solutions Reach Agreement To Enable Financial Institutions To Present Location-Based Branded Offers To Their Mobile App Users

GARDEN CITY, N.Y., Feb. 04, 2015 – Mobiquity Technologies, Inc. (OTCQB: MOBQ) ("Mobiquity" or "the Company"), which operates a national location-based mobile advertising network, has reached an agreement with Relevant Solutions, a leading provider of mobile in-store shopping content for financial institutions and mobile banking app providers that has the potential to provide more than 2,500 financial institutions an opportunity to bring branded, local offers to their mobile app users.

With the integration of the Mobiquity Networks SDK into the It Is Relevant family of branded and white-label apps, banks and credit unions will gain an additional potential revenue source and the ability to engage app users well beyond the activity of payments and account balance inquiries.

Mobiquity Technologies has the largest shopping mall-based beacon advertising network in the country. The network footprint currently includes 220 premier U.S. shopping malls and should grow to more than 240 mall locations through Mobiquity Technologies' exclusive relationship with Simon Property Group which according to Simon Property Group, provides advertisers the opportunity to reach approximately 2.6 billion annual mall visits with mobile content and offers when they are most receptive to spending, while located in the mall.

Financial institutions that employ the Mobiquity Networks/Relevant solutions will be able to tap into an active mobile user base. Mobile users will be able to check their account balance or make a payment with the real-time location precision of Mobiquity’s beacon network.

More than half of the smartphone users in the United States have done mobile banking in the last 12 months, according to the Federal Reserve System in their March 2014 “Consumers and Mobile Financial Services” publication. Additionally, 12 percent of those mobile phone users who are not currently using mobile banking think that they will probably use it within the next year.

“Through this new offering, financial institutions will provide additional value to their customers while striving to drive more revenue and loyalty” said Dean Julia, Co-CEO for Mobiquity Technologies.

“The national scale, fee income potential and location relevancy of these offers is key to our mission of helping our financial institutions and mobile banking app partners monetize the mobile channel, while increasing engagement,” said James Peil, CEO of Relevant Solutions.

About Mobiquity Technologies

Mobiquity Technologies, Inc. (OTCQB:  MOBQ) ("Mobiquity"), operates a national location-based mobile advertising network that has developed a consumer-focused proximity network which we believe is unlike any other in the United States.  Mobiquity's integrated suite of leading-edge location based mobile advertising technologies allows our clients to execute more personalized and contextually relevant experiences, driving brand awareness and incremental revenue. Mobiquity Technologies will continue to attempt to expand its location-based mobile advertising solutions to create "smart malls" in retail destinations across the U.S. using Bluetooth-enabled iBeacon technology.  Please visit the Company's corporate websites at:

www.mobiquitytechnologies.com and www.mobiquitynetworks.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.

Certain statements in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performances or achievements express or implied by such forward-looking statements. The forward-looking statements are subject to risks and uncertainties including, without limitation, changes of competition, possible loss of customers, and the company’s ability to attract and retain key personnel.

Contact:

For media inquiries:
Mobiquity Technologies
Jim Meckley

(516) 256-7766 x222